SECURITIES PURCHASE AGREEMENT

SECURITIES PURCHASE AGREEMENT (the "**Agreement**"), dated as of January 24, 2008, by and among China Water and Drinks Inc., a Nevada corporation with headquarters located at Unit 07, 6/F, Concordia Plaza, 1 Science Museum Road, Tsimshatsui East, Kowloon, Hong Kong (collectively with its predecessors, the **"Company"**), (collectively with its predecessors, the **"Company"**), and the investors listed on the Schedule of Buyers attached hereto (individually, a "**Buyer**" and collectively, the "**Buyers**").

WHEREAS:

A. The Company and each Buyer is executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the "**1933 Act**"), and Rule 506 of Regulation D ("**Regulation D**") as promulgated by the United States Securities and Exchange Commission (the "**SEC**") under the 1933 Act.

B. The Company has authorized a series of interest bearing senior secured convertible notes of the Company which notes shall be convertible into the Company's common stock, par value $0.001 per share (the "**Common Stock**"), in accordance with the terms of the Notes (as defined below).

C. Each Buyer wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, that aggregate principal amount of the Notes, in substantially the form attached hereto as Exhibit A (the "**Notes**"), set forth opposite such Buyer's name in column (3) on the Schedule of Buyers attached hereto (which aggregate amount for all Buyers shall be up to $50,000,000).

D. Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement, substantially in the form attached hereto as Exhibit B (the "**Registration Rights Agreement**"), pursuant to which the Company has agreed to provide certain registration rights with respect to the Registrable Securities (as defined in the Registration Rights Agreement) under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

E. The Notes and the shares of common stock issuable upon conversion of the Notes (as converted, collectively, the "**Conversion Shares**") collectively are referred to herein as the "**Securities**".

F. The Notes will rank senior to all outstanding and future indebtedness of the Company and will be secured by all of the capital stock owned by the Company in each of the Subsidiaries (other than the PRC Subsidiaries) and Hutton Holdings Corporation, as evidenced by various pledge agreements in substantially the form set forth in Exhibit C attached hereto (the "**Pledge Agreements**").

NOW, THEREFORE, the Company and each Buyer hereby agree as follows:

1. PURCHASE AND SALE OF NOTES.

(a) Purchase of Notes. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6(a) and 7(a) below, the Company shall issue and sell to each Buyer, and each Buyer severally, but not jointly, shall purchase from the Company a principal amount of Notes as is set forth opposite such Buyer's name in column (3) on the Schedule of Buyers (the "**Closing**").

(b) Closing. Subject to the terms and conditions set forth in this Agreement, at the Closing the Company shall issue and sell to each Buyer, and each Buyer shall, severally and not jointly, purchase from the Company, the Notes representing such Buyer's Investment Amount. The Closing shall take place at the offices of Loeb & Loeb LLP, 345 Park Avenue, New York, New York 10154 on the such date as all of the conditions set forth in Sections 6(a) and 7(a) below are satisfied (the "**Closing Date**"), or such other location or time as the parties may agree. **"Investment Amount"** means, with respect to each Buyer, the aggregate principal amount of Notes being purchased by such Buyer as set forth in the Schedule of Buyers to this Agreement.

(c) Closing Deliveries. (i) At the Closing, the Company shall deliver or cause to be delivered the following (the **"Company Deliverables"**):

(1) to each Buyer, a Note in such principal amount as is set forth opposite such Buyer's name in column (5) on the Schedule of Buyers (the "**Purchase Price**"), duly executed by the Company (the "**Note**");

(2) to each Buyer, the Registration Rights Agreement, duly executed by the Company and the other parties thereto;

(3) to each Buyer, (A) the opinion of Loeb & Loeb LLP, the Company's outside counsel; (B) the opinion of Lewis & Roca LLP; (C) the opinion of the Company's PRC counsel, Chaoping Deng, Esq.; (D) the opinion of the Company's Hong Kong counsel, F. Zimmerm &Co.; and (E) the opinion of the Company's BVI counsel, Maples and Calder, each dated as of the date hereof, in form and substance reasonably satisfactory to the Buyers (collectively, the "**Legal Opinions**");

(4) to each Buyer, (A) the Officer's Certificate (as defined in Section 7(a)(ii) below); and (B) a certificate, executed by the Secretary of the Company and dated as of the date hereof, as to (i) the resolutions consistent with Section 3(b) as adopted by the Company's Board of Directors in a form reasonably acceptable to such Buyer, (ii) the Articles of Incorporation and (iii) the Bylaws, each as in effect at the Closing, in the form attached hereto as Exhibit D (the "**Secretary's Certificate**" and, together with the Officer's Certificate, the "**Closing Certificates**");

(5) to each Buyer, a copy of each Pledge Agreement (and, together with this Agreement, the Note, the Registration Rights Agreement, and each of the other

agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement, the "**Transaction Documents**");

(6) to each Buyer, copies of duly executed waivers required under the Securities Purchase Agreement (the "**May 2007 Securities Purchase Agreement**") and the Registration Rights Agreement (the "**May 2007 Registration Rights Agreement**"), each dated as of May 31, 2007, among the Company and the Investors named therein, and the Make Good Escrow Agreement (the "Make Good Escrow Agreement (the "**May 2007 Make Good Escrow Agreement**"), dated as of May 31, 2007, among the Company, The Pinnacle Fund, L.P. and Loeb and Loeb LLP, as escrow agent (collectively, the "**May 2007 Agreements**"), including the Waiver (the "**Waiver**"), dated as of January 24, 2008, by The Pinnacle Fund, L.P. and Pinnacle China Fund, L.P. waiving the Company's obligations to comply with certain provisions of the May 2007 Securities Purchase Agreement, the May 2007 Registration Rights Agreement and the May 2007 Make Good Escrow Agreement;

(7) to the Escrow Agent (as such term is defined in the Escrow Agreement), the Escrow Agreement, substantially in the form attached hereto as Exhibit E (the "**Escrow Agreement**"), executed by all parties thereto;

(8) to each Buyer, a certificate evidencing the formation and good standing of the Company in such entity's jurisdiction of formation issued by the Secretary of State (or comparable office) of such jurisdiction, as of a date within 10 days of the Closing Date;

(9) to each Buyer, a certificate evidencing the Company's qualification as a foreign corporation and good standing issued by the Secretary of State (or comparable office) of each jurisdiction in which the Company conducts business, as of a date within 10 days of the Closing Date; and

(10) to each Buyer, a certified copy of the Articles of Incorporation as certified by the Secretary of State of the State (or comparable office) of Nevada within ten (10) days of the Closing Date.

(ii) At the Closing, each Buyer shall deliver or cause to be delivered the following (the "**Buyers Deliverables**"):

(1) to the Escrow Agent, for deposit and disbursement in accordance with the Escrow Agreement, the Purchase Price, in United States dollars and in immediately available funds, by wire transfer to an account designated by the Escrow Agent in writing or such purpose (less, in the case of Goldman Sachs International ("**Goldman Sachs**"), the amounts withheld pursuant to Section 4(g)); and

(2) to the Company, each of the Transaction Documents to which such Buyer is a party, duly executed by such Buyer.

(d) Collateral Agent. Each Buyer hereby (i) appoints Goldman Sachs, as the collateral agent under each of the Pledge Agreements and (ii) authorizes the collateral agent (and

its officers, directors, employees and agents) to take such action on behalf of the Buyers in accordance with the terms of the Pledge Agreements.

2. BUYER'S REPRESENTATIONS AND WARRANTIES.

Each Buyer represents and warrants, severally but not jointly, with respect to only itself that:

(a) No Public Sale or Distribution. Such Buyer is (i) acquiring the Notes and (ii) upon conversion of the Notes, will acquire the Conversion Shares issuable upon conversion of the Notes, in each case for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act; provided, however, that by making the representations herein, such Buyer does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to an effective registration statement or an exemption from the registration requirements under the 1933 Act. Such Buyer is acquiring the Securities hereunder in the ordinary course of its business. Such Buyer does not presently have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities.

(b) Qualified Institutional Buyer Status. Buyer is a "qualified institutional investor" within the meaning of Rule 144A under the 1933 Act.

(c) Reliance on Exemptions. Such Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire the Securities.

(d) Information. Such Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors, if any, or its representatives shall modify, amend or affect such Buyer's right to rely on the Company's representations and warranties contained herein. Such Buyer understands that its investment in the Securities involves a high degree of risk. Such Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

(e) No Governmental Review. Such Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(f) Transfer or Resale. Such Buyer understands that except as provided in the Registration Rights Agreement: (i) the Securities have not been and are not being registered

under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) pursuant to an exemption from such registration, including pursuant to Rule 144 or Rule 144A promulgated under the 1933 Act, as amended, (or a successor rule thereto); and (ii) except as provided in the Registration Rights Agreement, neither the Company nor any other Person is under any obligation to register the Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. The Securities may be pledged in connection with a bona fide margin account or other loan or financing arrangement secured by the Securities and such pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Buyer effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document, including, without limitation, this Section 2(f).

(g) Legends. Such Buyer understands that the certificates or other instruments representing the Notes and, until such time as the resale of the Conversion Shares have been registered under the 1933 Act as contemplated by the Registration Rights Agreement and such Conversion Shares have been sold pursuant to an effective registration statement, the stock certificates representing the Conversion Shares, except as set forth below, may bear any legend as required by the "blue sky" laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

> THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED EXCEPT PURSUANT TO (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREUNDER. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Securities or issue to such holder by electronic delivery at the applicable balance account at DTC (as defined in Section 5(b)), unless otherwise required by state securities laws, if (i) such Securities are registered pursuant to an effective registration statement under the 1933 Act, (ii) in connection with a sale, assignment or other transfer, the Company receives an opinion of counsel, in a reasonably acceptable form, to the effect that such sale, assignment or transfer of the Securities may be made without registration under the applicable requirements of the 1933 Act, including pursuant to Rule 144 or Rule 144A.

(h) Validity; Enforcement. This Agreement, the Registration Rights Agreement, and the Security Agreement to which such Buyer is a party have been duly and

validly authorized, executed and delivered on behalf of such Buyer and shall constitute the legal, valid and binding obligations of such Buyer enforceable against such Buyer in accordance with their respective terms, subject to general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

(i) No Conflicts. The execution, delivery and performance by such Buyer of this Agreement, the Registration Rights Agreement and the Security Agreement to which such Buyer is a party and the consummation by such Buyer of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of such Buyer or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Buyer is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Buyer, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, have a material adverse effect on the ability of such Buyer to perform its obligations hereunder.

(j) Residency. Such Buyer is a resident of that jurisdiction specified below its address on the Schedule of Buyers.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to each of the Buyers that:

(a) Organization and Qualification. Each of the Company and its "**Subsidiaries**" (which for purposes of this Agreement means any entity in which the Company, directly or indirectly, owns more than 50% of the outstanding capital stock or equity or similar interest) and Hutton Holdings Corporation and its subsidiaries (collectively, "**Hutton**") are entities duly organized and validly existing in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authorization to own, lease and operate their properties and to carry on their business as now being conducted. Each of the Company and its Subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. As used in this Agreement, "**Material Adverse Effect**" means any material adverse effect on the business, properties, assets, operations, results of operations, condition (financial or otherwise) or prospects of the Company and its Subsidiaries, taken as a whole, or on the transactions contemplated hereby and the other Transaction Documents or by the agreements and instruments to be entered into in connection herewith or therewith, or on the authority or ability of the Company to perform its obligations under the Transaction Documents. The Company has no Subsidiaries except as set forth on Schedule 3(a). The Company does not control (within the meaning of Rule 405 under the 1933 Act) Hutton.

(b) Authorization; Enforcement; Validity. The Company has the requisite power and authority to enter into and perform its obligations under the Transaction Documents and to issue the Securities in accordance with the terms hereof and thereof. The execution and delivery of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Notes, the reservation for issuance and the issuance of the Conversion Shares issuable upon conversion of the Notes, and the granting of a security interest in the Collateral (as defined in the Security Agreement) have been duly authorized by the Company's Board of Directors and (other than (i) the filing of appropriate UCC financing statements with the appropriate states and other authorities pursuant to the Security Agreement, and (ii) the filing with the SEC of one or more Registration Statements in accordance with the requirements of the Registration Rights Agreement) no further filing, consent, or authorization is required by the Company, its Board of Directors or its stockholders. This Agreement and the other Transaction Documents of even date herewith have been duly executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

(c) Issuance of Securities. The issuance of the Notes has been duly authorized and the Notes are free from all taxes, liens and charges with respect to the issue thereof. The Notes, when issued and delivered to the Buyer pursuant to this Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company. As of the applicable Closing, a number of shares of Common Stock shall have been duly authorized and reserved for issuance which equals at least 130% of the maximum number of shares Common Stock issuable upon conversion of the Notes issued at such Closing. Upon conversion or payment in accordance with the Notes, as the case may be, the Conversion Shares, will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights, taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. Assuming the accuracy of the Buyer's representations and warranties set forth in Section 2 hereof, the offer and issuance by the Company of the Securities is exempt from registration under the 1933 Act.

(d) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Notes, the granting of a security interest in the Collateral and reservation for issuance and issuance of the Conversion Shares) will not (i) result in a violation of the Articles of Incorporation (as defined in Section 3(v)) of the Company or any of its Subsidiaries, any capital stock of the Company or any Bylaws (as defined in Section 3(v)), business license or other constitutive documents of the Company or any of its Subsidiaries or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any indenture, mortgage, deed of trust, loan agreement, or other instrument or agreement to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject, including,

without limitation, the May 2007 Agreements, (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the OTC Bulletin Board (the "**Principal Market**")) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, or (iv) result in the creation or imposition of any lien charge, security interest, encumbrance, claim or other third party rights or other restrictions upon any material assets of the Company or its Subsidiaries.

(e) Consents. Neither the Company nor any of its Subsidiaries is required to obtain any consent, waiver, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other Person including, without limitation, any consents or waivers under the May 2007 Agreements, in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, in each case in accordance with the terms hereof or thereof, except for such consents, authorizations, orders, filings and registrations as have been obtained or effected on or prior to the date hereof and are in full force and effect, and the Company and its Subsidiaries are unaware of any facts or circumstances which might result in the modification, suspension or revocation of such consent, authorization, order, filing or registration.

(f) To the extent required in order to permit the Company to consummate the transactions contemplated by and comply with its obligations under the Transaction Documents, the Waiver is a valid and irrevocable waiver of the Company's obligations under the applicable provisions of the May 2007 Securities Purchase Agreement, the May 2007 Registration Rights Agreement and the May 2007 Make Good Escrow Agreement.

(g) Acknowledgment Regarding Buyer's Purchase of Securities. The Company acknowledges and agrees that each Buyer is acting solely in the capacity of arm's length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby and that no Buyer is (i) an officer or director of the Company, (ii) an "affiliate" of the Company (as defined in Rule 144) or (iii) to the knowledge of the Company, a "beneficial owner" of more than 10% of the shares of Common Stock (as defined for purposes of Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the "**1934 Act**")). The Company further acknowledges that no Buyer is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by a Buyer or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Buyer's purchase of the Securities. The Company further represents to each Buyer that the Company's decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

(h) No General Solicitation; Placement Agent's Fees. Neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities. The Company shall be responsible for the payment of any placement agent's fees, financial advisory fees, or brokers' commissions (other than for persons engaged by any Buyer or its investment advisor) relating to or arising out of the

transactions contemplated hereby. The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, attorney's fees and out-of-pocket expenses) arising in connection with any such claim. The Company acknowledges that it has engaged Roth Capital Partners, LLC, Brean Murray, Carret & Co., LLC, First Asia Finance Group Ltd., and Kildare Capital, Inc. as placement agents (the "**Placement Agents**") in connection with the sale of the Securities. Other than the Placement Agents, the Company has not engaged any placement agent or other agent in connection with the sale of the Securities.

(i) No Integrated Offering. None of the Company, its Subsidiaries, any of their affiliates, and any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Securities under the 1933 Act or cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated. None of the Company, its Subsidiaries, their affiliates and any Person acting on their behalf will take any action or steps referred to in the preceding sentence that would require registration of any of the Securities under the 1933 Act or cause the offering of the Securities to be integrated with other offerings.

(j) Dividends and Other Distributions. All dividends and other distributions declared and payable on the shares of capital stock of the Company and each of its Subsidiaries may under the current laws and regulations of the jurisdiction of incorporation of the Company and such Subsidiary be paid to their respective shareholders, and all such dividends and other distributions will not be subject to withholding or other taxes under the laws and regulations and are otherwise free and clear of any other tax, withholding or deduction and without the necessity of obtaining any consents, approvals, authorizations, orders, registrations, clearances or qualifications of or with any governmental agency having jurisdiction over the Company or any of the Subsidiaries or any of their respective properties (hereinafter referred to as "**Governmental Authorizations**").

Dividends declared with respect to after-tax retained earnings on the equity interests of Guangdong Taoda Drink Co. Ltd., Zhanjiang Taoda Drink Co. Ltd., Changchun Taoda Beverage Co. Ltd., Shangdong Olympic Forward Drink Co. Ltd., Nanning Taoda Drink Co., Ltd. and Shenyang Aixin Co. Ltd. (collectively, the "**PRC Subsidiaries**") may under the current laws and regulations of the PRC (which are subject to change, possibly with retroactive effect) be paid to their respective shareholders, in Renminbi that may be converted into U.S. dollars and freely transferred out of the People's Republic of China (the "**PRC**"), subject to the successful completion of PRC formalities required for such remittances and all such dividends and distributions.

(k) Dilutive Effect. The Company understands and acknowledges that the number of Conversion Shares issuable upon conversion of the Notes will increase in certain circumstances. The Company further acknowledges that its obligation to issue Conversion Shares upon conversion of the Notes in accordance with this Agreement is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

(l) No Personal Liability. No holder of any of the Notes or the Conversion Shares after the consummation of the transactions contemplated by the Transaction Documents will be subject to any personal liability in respect of any liability of the Company by virtue of its holding of any such Notes or Conversion Shares; there are no limitations on the rights of holders of the Notes or the Conversion Shares to hold, vote or transfer such securities.

(m) Application of Takeover Protections; Rights Agreement. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Articles of Incorporation or the laws of the jurisdiction of its formation which is or could become applicable to any Buyer as a result of the transactions contemplated by this Agreement, including, without limitation, the Company's issuance of the Securities and any Buyer's ownership of the Securities. The Company has not adopted a stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company.

(n) SEC Documents; Financial Statements. During the one (1) year prior to the date hereof, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of Securities Exchange Act of 1934, as amended (the "**1934 Act**") (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the "**SEC Documents**"). The Company has delivered to the Buyers or their respective representatives true, correct and complete copies of the SEC Documents not available on the EDGAR system. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). No other information provided by or on behalf of the Company to the Buyers which is not included in the SEC Documents, including, without limitation, information referred to in Section 2(d) of this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made, not misleading.

(o) Absence of Certain Changes. Since December 31, 2006, neither the Company nor any of its Subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree; and, since December 31, 2006, there has not been any change in the capital stock, short-term debt or long-term debt of the Company or any of the Subsidiaries or any material adverse change, or any development reasonably likely to involve a prospective material adverse change, in or affecting the general affairs, management, financial position, shareholders' equity or results of operations of the Company and the Subsidiaries. Since December 31, 2006, the Company has not (i) declared or paid any dividends, (ii) sold or agreed to sell any assets outside of the ordinary course of business, (iii) made or agree to make capital expenditures, or (iv) incurred, assumed or agreed to incur or assume any liability (including contingent liabilities), that would, in each case, reasonably be expected to have a Material Adverse Effect. The Company has not taken any steps to seek protection pursuant to any bankruptcy law nor does the Company have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so. The Company is not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the Closing will not be, Insolvent (as defined below). For purposes of this Section 3(o), "**Insolvent**" means with respect to any Person, (i) the present fair saleable value of such Person's assets is less than the amount required to pay such Person's total Indebtedness (as defined in Section 3(w)), (ii) such Person is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) the Company intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature or (iv) such Person has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

(p) No Undisclosed Events, Liabilities, Developments or Circumstances. No event, liability, development or circumstance has occurred or exists, with respect to the Company, its Subsidiaries or their respective business, properties, prospects, operations or financial condition, that is required to be disclosed by the Company under applicable securities laws on a registration statement on Form S-1 filed with the SEC relating to an issuance and sale by the Company of its Common Stock and which has not been publicly announced.

(q) None of the Company, any of its Subsidiaries or any controlled affiliates is engaged in insurance, banking and financial services, telecommunications, public utility businesses or any other regulated businesses.

(r) Conduct of Business; Regulatory Permits. Neither the Company nor its Subsidiaries is in violation of any term of or in default under any certificate of designations of any outstanding series of preferred stock of the Company, its Articles of Incorporation or Bylaws or their organizational charter, certificate of incorporation, bylaws, business license or other constitutive documents, respectively. Neither the Company nor any of its Subsidiaries is in material violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or its Subsidiaries, and neither the Company nor any of its Subsidiaries will conduct its business in violation of any of the foregoing. Without limiting the generality of the foregoing, the Company is not in violation of any of the rules, regulations or

requirements of the Principal Market and has no knowledge of any facts or circumstances which would reasonably lead to delisting or suspension of the Common Stock by the Principal Market in the foreseeable future. During the year prior to the date hereof, the Common Stock has been designated for quotation on the Principal Market. During the year prior to the date hereof, (i) trading in the Common Stock has not been suspended by the SEC or the Principal Market and (ii) the Company has received no communication, written or oral, from the SEC or the Principal Market regarding the suspension or delisting of the Common Stock from the Principal Market. Each of the Company and its Subsidiaries has all necessary licenses, franchises, concessions, consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all governmental agencies to own, lease, license and use its properties, assets and conduct its business, except where the failure to have any such license, franchise, concession, consent, authorization, approval, order, certificate or permit would not reasonably be expected to have a Material Adverse Effect, and such licenses, franchises, concessions, consents, authorizations, approvals, orders, certificates and permits contain no materially burdensome restrictions or conditions. Neither the Company nor any of its Subsidiaries has a reasonable basis to believe that any regulatory body is considering modifying, suspending or revoking any such licenses, franchises, concessions, consents, authorizations, approvals, orders, certificates or permits and the Company and each of the Subsidiaries is in compliance with the provisions of all such licenses, franchises, concessions, consents, authorizations, approvals, orders, certificates or permits in all material respects. Neither the Company nor any of its Subsidiaries is in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except where such default would not reasonably be expected to have a Material Adverse Effect.

(s) Foreign Corrupt Practices. Neither the Company, nor any of its Subsidiaries or controlled affiliates, nor any director, officer, agent, employee or other Person acting on behalf of the Company or any of its Subsidiaries or controlled affiliates has, in the course of its actions for, or on behalf of, the Company or any of its Subsidiaries or controlled affiliates; (i) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended or any other applicable anti-bribery or anti-corruption laws; or (ii) offered, paid, promised to pay, or authorized the payment of any money, or offered, given, promised to give, or authorized the giving of anything of value, to any officer, employee or any other person acting in an official capacity for any Government Entity, as defined below, to any political party or official thereof or to any candidate for political office (individually and collectively, a "**Government Official**") or to any person under circumstances where the Company or any of its Subsidiaries or controlled affiliates, or any director, officer, agent, employee or other Person acting on behalf of the Company or any of its Subsidiaries or controlled affiliates knew or was aware of a high probability that all or a portion of such money or thing of value would be offered, given or promised, directly or indirectly, to any Government Official, for the purpose of:

(A) (1) influencing any act or decision of such Government Official in his official capacity, (2) inducing such Government Official to do or omit to do any act in relation to his lawful duty, (3) securing any improper advantage, or (4) inducing such Government Official to influence or affect any act or decision of any Government Entity, or

(B) in order to assist the Company or its subsidiary in obtaining or retaining business for or with, or directing business to the Company or its subsidiary.

(iii) "**Government Entity**" as used in Section 3(s) means any government or any department, agency or instrumentality thereof, including any entity or enterprise owned or controlled by a government, or a public international organization.

(t) Sarbanes-Oxley Act. The Company is in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof.

(u) Transactions With Affiliates. Except as set on Schedule 3(u), none of the officers, directors, shareholders, or employees or any other affiliates, including any person who was formerly an officer, director, shareholder or employee, of the Company is presently a party to any transaction with the Company or any of its Subsidiaries (other than for ordinary course services as employees, officers or directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or, to the knowledge of the Company or any of its Subsidiaries, any corporation, partnership, trust or other entity in which any such officer, director, or employee has a substantial interest or is an officer, director, trustee or partner. The terms of the transactions set forth on Schedule 3(u) are made on an arms' length basis.

(v) Equity Capitalization. As of the date hereof, the authorized capital stock of the Company consists of 150,000,000 shares of Common Stock, of which as of the date hereof, 94,521,393 are issued and outstanding, 1,523,578 shares of Common Stock are reserved for issuance in connection with the acquisition of Pilpol (HK) Biological Limited on June 15, 2007, no shares are reserved for issuance pursuant to the Company's stock option and purchase plans and 2,238,806 shares are reserved for issuance pursuant to securities (other than the Note to be issued and sold pursuant this Agreement) exercisable or exchangeable for, or convertible into, shares of Common Stock. All of such outstanding shares have been, or upon issuance will be, validly issued and are fully paid and nonassessable. All of the issued shares of capital stock of each of the Subsidiaries have been duly and validly authorized and issued, and are fully paid and non-assessable; all of the issued shares of capital stock of the Subsidiaries are owned by the Company (or a Subsidiary, as applicable), free and clear of all liens, encumbrances, equities or claims. None of the capital stock of the Company or any of its Subsidiaries is subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company or its Subsidiaries. Except as disclosed in Schedule 3(v), there are no outstanding options, warrants, scrip, rights to subscribe for, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company or any of its Subsidiaries. There are no

outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness of the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries is or may become bound. There are no financing statements securing obligations in any material amounts, either singly or in the aggregate, filed in connection with the Company or any of its Subsidiaries. Except as disclosed in Schedule 3(v), there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except pursuant to the Registration Rights Agreement). There are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries. There are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities. The Company does not have any stock appreciation rights or "phantom stock" plans or agreements or any similar plan or agreement. The Company and its Subsidiaries have no liabilities or obligations required to be disclosed in the SEC Documents but not so disclosed in the SEC Documents, other than those incurred in the ordinary course of the Company's or its Subsidiaries' respective businesses and which, individually or in the aggregate, do not or would not have a Material Adverse Effect. The Company has furnished to the Buyers true, correct and complete copies of the Company's Articles of Incorporation, as amended and as in effect on the date hereof (the "**Articles of Incorporation**"), and the Company's Bylaws, as amended and as in effect on the date hereof (the "**Bylaws**"), and the terms of all securities convertible into, or exercisable or exchangeable for, shares of Common Stock and the material rights of the holders thereof in respect thereto.

(w) Indebtedness and Other Contracts. Neither the Company nor any of its Subsidiaries (i) has any outstanding Indebtedness (as defined below), except as disclosed in Schedule 3(w), (ii) is a party to any contract, agreement or instrument, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument would result in a Material Adverse Effect, (iii) is in violation of any term of or in default under any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect, or (iv) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which has or is expected to have a Material Adverse Effect. Schedule 3(w) provides a detailed description of the material terms of any such outstanding Indebtedness. For purposes of this Agreement: (x) "**Indebtedness**" of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles,

consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; (y) "**Contingent Obligation**" means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; and (z) "**Person**" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

(x) Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by the Principal Market, any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries, the Common Stock or any of the Company's Subsidiaries or any of the Company's or its Subsidiaries' officers or directors in their capacities as such.

(y) Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(z) Employee Relations. (i) Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or employs any member of a union. The Company and its Subsidiaries believe that their relations with their employees are good. No material labor dispute, work stoppage, slow down or other conflict with the employees of the Company or any of the Subsidiaries exists or, to the knowledge of the Company or any of the Subsidiaries, is threatened. No executive officer of the Company or any of its Subsidiaries (as defined in Rule 501(f) of the 1933 Act) has notified the Company or any such Subsidiary that such officer intends to leave the Company or otherwise terminate such officer's employment with the Company or any such Subsidiary. No executive officer of the Company or any of its Subsidiaries, to the knowledge of the Company, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive

covenant, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters.

(ii) The Company and its Subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The Company and its Subsidiaries have no material obligation to provide retirement, death or disability benefits to any of the present or past employees of the Company or any of the Subsidiaries, or to any other person.

(aa) Title. The Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company or its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and any of its Subsidiaries. Any real property and facilities held under lease by the Company and any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

(bb) Intellectual Property Rights. The Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights ("**Intellectual Property Rights**") necessary to conduct their respective businesses as now conducted. None of the Company's Intellectual Property Rights have expired or terminated, or are expected to expire or terminate, within three years from the date of this Agreement. The Company does not have any knowledge of any infringement by the Company or its Subsidiaries of Intellectual Property Rights of others. There is no claim, action or proceeding being made or brought, or to the knowledge of the Company, being threatened, against the Company or its Subsidiaries regarding its Intellectual Property Rights. The Company is unaware of any facts or circumstances which might give rise to any of the foregoing infringements or claims, actions or proceedings. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties.

(cc) Environmental Laws. The Company and its Subsidiaries (i) are in compliance with any and all Environmental Laws (as hereinafter defined), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. The term "**Environmental Laws**" means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes

(collectively, "**Hazardous Materials**") into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

(dd) Subsidiary Rights. The Company or one of its Subsidiaries has the unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital securities of its Subsidiaries as owned by the Company or such Subsidiary.

(ee) Investment Company Status. The Company is not, and upon consummation of the sale of the Securities will not be, an "investment company," a company controlled by an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

(ff) Tax Status. The Company and each of its Subsidiaries (i) has made or filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject and none of such returns, reports and declarations is the subject of any dispute with the relevant revenue or other appropriate authorities, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply, in each case in compliance with all applicable laws, rules and regulations. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

(gg) Stamp Duty; Transfer Taxes. No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Buyer to the government of the BVI, Hong Kong, the PRC, or any other applicable jurisdiction or any political subdivision or taxing authority thereof or therein (other than on the net income of the Buyer where the net income of the Buyer is otherwise subject to taxation by the applicable jurisdiction), in connection with (i) the issuance, sale and delivery of the Notes, (ii) the issuance and delivery of the Conversion Shares, or (iii) the execution and delivery of the Transaction Documents.

(hh) Internal Control over Financial Reporting and Disclosure Controls Procedures. The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) of the 1934 Act) that complies with the requirements of the 1934 Act and has been designed by the Company's principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The Company's internal control over financial reporting is effective and the Company is not aware of any material weaknesses in

its internal control over financial reporting. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the 1934 Act) that are effective in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the SEC, including, without limitation, controls and procedures designed in to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is accumulated and communicated to the Company's management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding the required disclosure. Since December 31, 2006, there has been no change in the Company's internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company's internal control over financial reporting.

(ii) Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its Exchange Act filings and is not so disclosed or that otherwise would be reasonably likely to have a Material Adverse Effect.

(jj) Ranking of Notes. No Indebtedness of the Company is senior to or ranks *pari passu* with the Notes in right of payment, whether with respect of payment of redemptions, interest, damages or upon liquidation or dissolution or otherwise.

(kk) Form S-1 Eligibility. The Company is eligible to register the Conversion Shares for resale by the Buyers using Form S-1 promulgated under the 1933 Act.

(ll) Transfer Taxes. On the Closing Date, all stock transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the sale and transfer of the Securities to be sold to each Buyer hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.

(mm) Manipulation of Price. Neither the Company nor any of its Subsidiaries has, and to their knowledge no one acting on its or their behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) other than to the Placement Agents, sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) other than to the Placement Agents, paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

(nn) Acknowledgement Regarding Buyers' Trading Activity. It is understood and acknowledged by the Company that, except as provided in Section 4(s), (i) none of the Buyers have been asked to agree, nor has any Buyer agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or "derivative" securities based on securities issued by the Company or to hold the Securities for any specified term; (ii) any Buyer, and counter parties in "derivative" transactions to which any such Buyer is a party, directly or indirectly, presently may have a "short" position in the Common Stock, and (iii) each Buyer shall not be

deemed to have any affiliation with or control over any arm's length counter-party in any "derivative" transaction. The Company further understands and acknowledges that (a) one or more Buyers may engage in hedging and/or trading activities at various times during the period that the Securities are outstanding, including, without limitation, during the periods that the value of the Conversion Shares deliverable with respect to Securities are being determined and (b) such hedging and/or trading activities, if any, can reduce the value of the existing stockholders' equity interest in the Company both at and after the time the hedging and/or trading activities are being conducted. The Company acknowledges that such aforementioned hedging and/or trading activities do not constitute a breach of this Agreement, the Notes or any of the documents executed in connection herewith.

(oo) U.S. Real Property Holding Corporation. The Company is not, nor has ever been, a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon Buyer's request.

(pp) Bank Holding Company Act Neither the Company nor any of its Subsidiaries or affiliates is subject to the Bank Holding Company Act of 1956, as amended (the "BHCA") and to regulation by the Board of Governors of the Federal Reserve System (the "Federal Reserve"). Neither the Company nor any of its Subsidiaries or affiliates owns or controls, directly or indirectly, five percent or more of the outstanding shares of any class of voting securities or twenty-five percent or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Subsidiaries or affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(qq) PFIC. Neither the Company nor any Subsidiary is or intends to become a "passive foreign investment company" within the meaning of Section 1297 of the U.S. Internal Revenue Code of 1986, as amended. Each of the Company and its Subsidiaries will use their reasonable best efforts not to take any action that would result in any of them becoming a PFIC in the future.

(rr) OFAC. None of (a) the Company or any of its Subsidiaries or controlled affiliates or (b) any of their respective officers, employees, directors or agents ((a) and (b) collectively, "**Relevant Persons**") has engaged directly or indirectly in transactions connected with any of North Korea, Iraq, Libya, Cuba, Iran, Myanmar or Sudan, or otherwise engaged directly or indirectly in transactions connected with any government, country or other entity or person that is the target of U.S. economic sanctions administered by the U.S. Treasury Department Office of Foreign Assets Control (the "**OFAC**"), including specially designated nationals and blocked persons designated by the OFAC and no Relevant Person is any such person or entity. The Company will not take any action with respect to the use of the proceeds of the sale of the Notes that would result in a violation by any person investing or participating in the sale of the Notes of any regulation or statute administered by the OFAC ("**U.S. Economic Sanctions**"), including, without limitation, using the proceeds of the sale of the Notes to fund, directly or indirectly, any business activities with, or for the benefit of, a government, national, resident or legal entity of North Korea, Iraq, Libya, Cuba, Iran, Myanmar or Sudan, or any other

country with respect to which U.S. persons, as defined in U.S. Economic Sanctions, are prohibited from doing business.

(ss) Money Laundering Laws. The operations of each of the Company and any Subsidiary and controlled affiliates are and have been conducted at all times in compliance with the money laundering statutes of applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any applicable governmental agency (collectively, the "**Money Laundering Laws**") and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company and/or any Subsidiary or controlled affiliates with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(tt) Additional PRC Representations and Warranties.

(i) All material consents, approvals, authorizations or licenses requisite under PRC law for the due and proper establishment and operation of the Company and the Subsidiaries have been duly obtained from the relevant PRC governmental authorities and are in full force and effect.

(ii) All filings and registrations with the PRC governmental authorities required in respect of the Company and the Subsidiaries and their operations including, without limitation, the registration with the Ministry of Commerce, the State Administration of Industry and Commerce, the State Administration for Foreign Exchange, tax bureau and customs authorities have been duly completed in accordance with the relevant PRC rules and regulations, except where the failure to complete such filings and registrations does not, and would not, individually or in the aggregate, have a Material Adverse Effect.

(iii) The Company and the Subsidiaries have complied with all relevant PRC laws and regulations regarding the contribution and payment of its registered share capital, the payment schedule of which has been approved by the relevant PRC governmental authorities. There are no outstanding rights to acquire, or commitments made by the Company or any Subsidiary to sell, any of their respective equity interests.

(iv) Neither the Company nor any Subsidiary is in receipt of any letter or notice from any relevant PRC governmental authority notifying it of the revocation, or otherwise questioning the validity, of any licenses or qualifications issued to it or any subsidy granted to it by any PRC governmental authority for non-compliance with the terms thereof or with applicable PRC laws, or the need for compliance or remedial actions in respect of the activities carried out by the Company or such Subsidiary, except such revocation as does not, and would not, individually or in the aggregate, have a Material Adverse Effect.

(v) The Company and the Subsidiaries have conducted their respective business activities within their permitted scope of business or have otherwise operated their respective businesses in compliance, in all material respects, with all relevant legal requirements and with all requisite licenses and approvals granted by competent PRC governmental authorities. As to licenses, approvals and government grants and concessions requisite or material for the conduct of any part of the Company or any Subsidiaries' business which is

subject to periodic renewal, neither the Company nor such Subsidiary has any knowledge of any grounds on which such requisite renewals will not be granted by the relevant PRC governmental authorities.

(vi) With regard to employment and staff or labor, the Company and the Subsidiaries have complied, in all material respects, with all applicable PRC laws and regulations, including without limitation, laws and regulations pertaining to welfare funds, social benefits, medical benefits, insurance, retirement benefits, pensions or the like.

(uu) Disclosure. The Company confirms that neither it nor any other Person acting on its behalf has provided any of the Buyers or their agents or counsel with any information that constitutes or could reasonably be expected to constitute material, nonpublic information other than those the Company will disclose pursuant to Section 4(i). The Company understands and confirms that each of the Buyers will rely on the foregoing representations in effecting transactions in securities of the Company. All disclosure provided to the Buyers regarding the Company, its business and the transactions contemplated hereby, including the Schedules to this Agreement, furnished by or on behalf of the Company is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each press release issued by the Company during the twelve (12) months preceding the date of this Agreement did not at the time of release contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. No event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

4. COVENANTS.

(a) Best Efforts. Each party shall use its reasonable best efforts timely to satisfy each of the conditions to be satisfied by it as provided in Sections 6 and 7 of this Agreement.

(b) Form D and Blue Sky. The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to each Buyer promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Securities for sale to the Buyers at the Closing pursuant to this Agreement under applicable securities or "Blue Sky" laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Buyers on or prior to the Closing Date. The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or "Blue Sky" laws of the states of the United States following the Closing Date.

(c) Reporting Status. Until the date on which the Investors (as defined in the Registration Rights Agreement) shall have sold all the Conversion Shares and none of the Notes is outstanding (the "**Reporting Period**"), the Company shall file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would otherwise permit such termination.

(d) Use of Proceeds. (i) The Company will use the proceeds from the sale of the Securities solely for the purpose of acquiring related businesses, and not for (A) the repayment of any outstanding Indebtedness of the Company or any of its Subsidiaries, (B) the redemption or repurchase of any of its or its Subsidiaries' equity securities, or (C) the settlement of any claims, actions or proceedings against the Company or any of its Subsidiaries; (ii) as soon as practicable after the Closing and prior to using the proceeds from the sale of the Securities in the manner set forth in Section 4(d)(i) above, the Company shall lend such proceeds to Pilpol (HK) Biological Limited ("**Pilpol**") and Olympic Forward Trading Company Limited ("**Olympic**") through Fine Lake International Limited ("**Fine Lake**") and Gain Dynasty Investments Limited ("**Gain Dynasty**"), respectively, and to the extent permitted by applicable law, shall cause Pilpol and Olympic to pledge all of their equity interests in the PRC Subsidiaries to Fine Lake and Gain Dynasty, respectively (such loans and pledges, collectively the "**PRC Pledge Arrangements**"). The Company shall cause the PRC Pledge Arrangements to be evidenced by documentation reasonably satisfactory to Goldman Sachs, and shall use best efforts to obtain all Governmental Authorizations necessary or desirable in connection with the PRC Pledge Arrangements, including, without limitation, the approval of the Ministry of Commerce of the PRC, and to register the applicable PRC share pledges with the State Administration of Industry and Commerce of the PRC. The Company agrees that within two weeks of the Closing Date it shall make all applications and filings with the appropriate PRC Governmental Authorities in order to obtain all Governmental Authorizations necessary in connection with the PRC Pledge Arrangements, and the Company shall engage PRC counsel approved by Goldman Sachs to assist with the preparation of the documentation relating to the PRC Pledge Arrangements, such filings and applications.

(e) Financial Information. The Company agrees to send the following to each Investor (as defined in the Registration Rights Agreement) during the Reporting Period (i) unless the following are filed with the SEC through EDGAR and are available to the public through the EDGAR system, within one (1) Business Day (as defined below) after the filing thereof with the SEC, a copy of its annual reports on Form 10-K or 10-KSB, any interim reports or any consolidated balance sheets, income statements, stockholders' equity statements and/or cash flow statements for any period other than annual, any Current Reports on Form 8-K and any registration statements (other than on Form S-8) or amendments filed pursuant to the 1933 Act, (ii) on the same day as the release thereof, facsimile or e-mailed copies of all press releases issued by the Company or any of its Subsidiaries, and (iii) copies of any notices and other information made available or given to the stockholders of the Company generally, contemporaneously with the making available or giving thereof to the stockholders. As used herein, "**Business Day**" means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(f) Listing. The Company shall promptly secure the listing of all of the Registrable Securities (as defined in the Registration Rights Agreement) upon each national securities exchange and automated quotation system, if any, upon which the Common Stock is then listed (subject to official notice of issuance) and shall maintain such listing of all Registrable Securities from time to time issuable under the terms of the Transaction Documents. The Company shall maintain the authorization of the Common Stock for quotation on the Principal Market. Neither the Company nor any of its Subsidiaries shall take any action which would be reasonably expected to result in the delisting or suspension of the Common Stock on the Principal Market. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(f).

(g) Fees. The Company shall reimburse Goldman Sachs (a Buyer) or its designee(s) (in addition to any other expense amounts paid to any Buyer prior to the date of this Agreement) for all reasonable costs and expenses incurred in connection with the transactions contemplated by the Transaction Documents (including all reasonable legal fees and disbursements in connection therewith, documentation and implementation of the transactions contemplated by the Transaction Documents and due diligence in connection therewith) up to a maximum amount of $250,000, which amount shall be withheld by such Buyer from its Purchase Price at the Closing. The Company shall be responsible for the payment of any placement agent's fees, financial advisory fees, or broker's commissions (other than for Persons engaged by any Buyer) relating to or arising out of the transactions contemplated hereby, including, without limitation, any fees or commissions payable to the Placement Agents. The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, reasonable attorney's fees and out-of-pocket expenses) arising in connection with any claim relating to any such payment. Except as otherwise set forth in the Transaction Documents, each party to this Agreement shall bear its own expenses in connection with the sale of the Securities to the Buyers.

(h) Pledge of Securities. The Company acknowledges and agrees that the Securities may be pledged by an Investor (as defined in the Registration Rights Agreement) in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Investor effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document, including, without limitation, Section 2(f) hereof; provided that an Investor and its pledgee shall be required to comply with the provisions of Section 2(f) hereof in order to effect a sale, transfer or assignment of Securities to such pledgee. The Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by an Investor.

(i) Disclosure of Transactions and Other Material Information. On or before 5:00 p.m., New York City time, on the first Business Day following the date of this Agreement, the Company shall issue a press release and file a Current Report on Form 8-K disclosing (a) the terms of the transactions contemplated by the Transaction Documents in the form required by the 1934 Act and attaching the material Transaction Documents (including, without limitation, this Agreement (and all schedules to this Agreement), the form of the Notes, the form of the

Registration Rights Agreement and the form of Security Agreement) as exhibits to such filing and (b) any material nonpublic information regarding the Company or any of its Subsidiaries that have been provided to any Buyer (such Current Report on Form 8-K, including all attachments, the "**8-K Filing**"). The Company covenants and agrees that, from and after the filing of the 8-K Filing with the SEC, no Buyer shall be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of their respective officers, directors, employees or agents, that is not disclosed in the 8-K Filing. The Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, employees and agents, not to, provide any Buyer with any material, nonpublic information regarding the Company or any of its Subsidiaries from and after the filing of the 8-K Filing with the SEC without the express written consent of such Buyer. If a Buyer believes it has received any such material, nonpublic information regarding the Company or any of its Subsidiaries, it shall have the right to provide the Company with written notice thereof. The Company shall, within two (2) Trading Days of receipt of such notice, make public disclosure of such material, nonpublic information. In the event of a breach of the foregoing covenant by the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees and agents, in addition to any other remedy provided herein or in the Transaction Documents, a Buyer shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material, nonpublic information without the prior approval by the Company, its Subsidiaries, or any of its or their respective officers, directors, employees or agents. No Buyer shall have any liability to the Company, its Subsidiaries, or any of its or their respective officers, directors, employees, stockholders or agents for any such disclosure. Subject to the foregoing, neither the Company, its Subsidiaries nor any Buyer shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of any Buyer, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filings and contemporaneously therewith and (ii) as is required by applicable law and regulations (provided that in each of clauses (i) and (ii) each Buyer shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release). Notwithstanding the foregoing, without the prior written consent of any applicable Buyer, neither the Company nor any of its Subsidiaries or affiliates shall disclose the name of such Buyer in any filing, announcement, release or otherwise.

(j) Disclosure of Criminal or Regulatory Action. The Company and its Subsidiaries shall keep the Buyers informed of, and disclose publicly on a Current Report on Form 8-K, on a current basis, any events, discussions, notices or changes with respect to any criminal or regulatory investigation or action involving the Company or any of its Subsidiaries, so that the Buyers will have the opportunity to take appropriate steps to avoid or mitigate any regulatory consequences to them that might arise from such criminal or regulatory investigation or action, and the Company and its Subsidiaries shall reasonably cooperate with the Buyers, their members and their respective Affiliates (as defined in Rule 12b-2 under the 1934 Act) in an effort to avoid or mitigate any cost or regulatory consequences that might arise from such investigation or action (including by reviewing written submissions in advance, attending meetings with authorities, coordinating and providing assistance in meeting with regulators and, if requested by the Buyers, making a public announcement of such matters).

(k) Restriction on Redemption and Cash Dividends. So long as any Notes are outstanding, the Company shall not, directly or indirectly, redeem, or declare or pay any cash dividend or distribution on, the Common Stock without the prior express written consent of the holders of Notes representing not less than a majority of the aggregate principal amount of the then outstanding Notes.

(l) Limitation on Indebtedness. So long as any Notes are outstanding, the Company shall not incur, issue or suffer to exist any Indebtedness which in the aggregate exceeds US$5 million.

(m) Additional Notes; Variable Securities; Dilutive Issuances. So long as any Buyer beneficially owns any Notes, the Company will not issue any Notes other than to the Buyers as contemplated hereby and the Company shall not issue any other securities that would cause a breach or default under the Notes. For as long as any Notes remain outstanding, the Company shall not, in any manner, issue or sell any rights, warrants or options to subscribe for or purchase Common Stock or directly or indirectly convertible into or exchangeable or exercisable for Common Stock at a price which varies or may vary with the market price of the Common Stock, including by way of one or more reset(s) to any fixed price unless the conversion, exchange or exercise price of any such security cannot be less than the then applicable Conversion Price (as defined in the Notes) with respect to the Common Stock into which any Note is convertible.

(n) Corporate Existence. So long as any Buyer beneficially owns any Securities, the Company shall not be party to any Fundamental Transaction (as defined in the Notes) unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Notes.

(o) Reservation of Shares. So long as any Buyer owns any Securities, the Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than 130% of the sum of the number of shares of Common Stock issuable upon conversion of the Notes (without taking into account any limitations on the conversion of the Notes set forth in the Notes).

(p) Conduct of Business. The business of the Company and its Subsidiaries shall not be conducted in violation of any law, ordinance or regulation of any governmental entity, except where such violations would not result, either individually or in the aggregate, in a Material Adverse Effect.

(q) Additional Issuances of Securities. (A) Subject to the rights set forth in Section 4.14 of the May 2007 Securities Purchase Agreement, from the date hereof until the date that is 30 Business Days following the Effective Date upon which all Registrable Securities (as such terms are defined in the Registration Rights Agreement) have been registered (the "**Trigger Date**"), the Company will not, except, pursuant to this Agreement or in connection with a Permitted Subsequent Financing (as defined below), (i) directly or indirectly, offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of (including entering into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequence of ownership interests), or announce any offer, sale,

contract to sell, pledge, grant, option to purchase, short sale or other disposition of any of its or its Subsidiaries' debt, equity or substantially equivalent securities, including without limitation any debt, preferred stock or other instrument or security that is, at any time during its life and under any circumstances, convertible into or exchangeable or exercisable for shares of Common Stock, or (ii) be party to any solicitations, negotiations or discussions with regard to the foregoing (any such acts set forth in this Section 4(q)(A)(i) and (ii) being referred to as a "**Subsequent Placement**"), unless the Company shall have complied with this Section 4(q).

(B) In connection with any Subsequent Placement, after the Company has complied with Section 4.14 of the May 2007 Securities Purchase Agreement (to the extent applicable), the Company shall, deliver to each Buyer hereunder a written notice (the "**Offer Notice**") of any proposed or intended issuance or sale or exchange (the "**Offer**") of the remaining securities being offered (the "**Offered Securities**") in a Subsequent Placement, which Offer Notice shall (v) identify and describe the Offered Securities, (w) include the final form of documents and agreements governing the Subsequent Placement, (x) specify the price and other terms upon which the Offered Securities are to be issued, sold or exchanged, and the number or amount of the Offered Securities to be issued, sold or exchanged, (y) identify the persons or entities (if known) to which or with which the Offered Securities are to be offered, issued, sold or exchanged and (z) offer to issue and sell to or exchange with such Buyers all of the Offered Securities, allocated among such Buyers (a) based on such Buyer's pro rata portion of the total Investment Amount hereunder (the "**Basic Amount**"), and (b) with respect to each Buyer that elects to purchase its Basic Amount, any additional portion of the Offered Securities attributable to the Basic Amounts of other Buyers as such Buyer shall indicate it will purchase or acquire should the other Buyers subscribe for less than their Basic Amounts (the "**Undersubscription Amount**"), which process shall be repeated until the Buyers shall have an opportunity to subscribe for any remaining Undersubscription Amount.

(C) To accept an Offer, in whole or in part, such Buyer must deliver a written notice to the Company prior to the end of the fifth Business Day after such Buyer's receipt of the Offer Notice (the "**Offer Period**"), setting forth the portion of such Buyer's Basic Amount that such Buyer elects to purchase and, if such Buyer shall elect to purchase all of its Basic Amount, the Undersubscription Amount, if any, that such Buyer elects to purchase (in either case, the "**Notice of Acceptance**"). If the Basic Amounts subscribed for by all Buyers are less than the total of all of the Basic Amounts, then each Buyer who has set forth an Undersubscription Amount in its Notice of Acceptance shall be entitled to purchase, in addition to the Basic Amounts subscribed for, the Undersubscription Amount it has subscribed for; provided, however, that if the Undersubscription Amounts subscribed for exceed the difference between the total of all the Basic Amounts and the Basic Amounts subscribed for (the "**Available Undersubscription Amount**"), each Buyer who has subscribed for any Undersubscription Amount shall be entitled to purchase only that portion of the Available Undersubscription Amount as the Basic Amount of such Buyer bears to the total Basic Amounts of all Buyers that have subscribed for Undersubscription Amounts, subject to rounding by the Company to the extent its deems reasonably necessary.

(D) The Company shall have fifteen Business Days from the expiration of the Offer Period above to (i) offer, issue, sell or exchange all or any part of such Offered Securities as to which a Notice of Acceptance has not been given by the Buyers (the "**Refused Securities**"), but

only to the offerees described in the Offer Notice (if so described therein) and only upon terms and conditions (including, without limitation, unit prices and interest rates) that are not more favorable to the acquiring person or persons or less favorable to the Company than those set forth in the Offer Notice and (ii) to publicly announce (a) the execution of such Subsequent Placement Agreement (as defined below), and (b) either (x) the consummation of the transactions contemplated by such Subsequent Placement Agreement or (y) the termination of such Subsequent Placement Agreement, which shall be filed with the Commission on a Current Report on Form 8-K with such Subsequent Placement Agreement and any documents contemplated therein filed as exhibits thereto. If no disclosure has been made by the Company by the end of the twenty Business Day period referred to in this subsection (D), the Subsequent Placement shall be deemed to have been abandoned and the Buyers shall no longer be deemed to be in possession of any non-public information with respect to the Company.

(E) In the event the Company shall propose to sell less than all the Refused Securities (any such sale to be in the manner and on the terms specified in this Section **4**(q)), then each Buyer may, at its sole option and in its sole discretion, reduce the number or amount of the Offered Securities specified in its Notice of Acceptance to an amount that shall be not less than the number or amount of the Offered Securities that such Buyer elected to purchase pursuant to Section 4(C) above multiplied by a fraction, (i) the numerator of which shall be the number or amount of Offered Securities the Company actually proposes to issue, sell or exchange (including Offered Securities to be issued or sold to Buyers pursuant to Section 4(C) above prior to such reduction) and (ii) the denominator of which shall be the original amount of the Offered Securities. In the event that any Buyer so elects to reduce the number or amount of Offered Securities specified in its Notice of Acceptance, the Company may not issue, sell or exchange more than the reduced number or amount of the Offered Securities unless and until such securities have again been offered to the Buyers in accordance with Section 4(B) above.

(F) Upon the closing of the issuance, sale or exchange of all or less than all of the Refused Securities, the Buyers shall acquire from the Company, and the Company shall issue to the Buyers, the number or amount of Offered Securities specified in the Notices of Acceptance, as reduced pursuant to Section 4(E) above if the Buyers have so elected, upon the terms and conditions specified in the Offer. The purchase by the Buyers of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Company and the Buyers of a purchase agreement relating to such Offered Securities reasonably satisfactory in form and substance to the Buyers and their respective counsel (such agreement, the "**Subsequent Placement Agreement**").

(G) Any Offered Securities not acquired by the Buyers or other persons in accordance with Section 4(F) above may not be issued, sold or exchanged until they are again offered to the Buyers under the procedures specified in this Agreement.

(H) In exchange for the Company's willingness to agree to these procedures, each Buyer hereby irrevocably agrees that it will hold in strict confidence any and all Offer Notices, the information contained therein, and the fact that the Company is contemplating a Subsequent Placement, until such time as the Company is obligated to make the disclosures required by

Section 4(D), or unless it notifies the Company in writing that it no longer desires to receive Offer Notices.

For purposes of this Agreement, "**Permitted Subsequent Financing**" shall mean a transaction on or before December 31, 2008 involving the issuance by the Company of shares of Common Stock with respect to which the Company receives gross proceeds of not less than $30 million.

(r) Additional Registration Statements. Subject to the provisions of Section 7(b) of the Registration Rights Agreement, until the Trigger Date, the Company will not file a registration statement under the 1933 Act relating to securities that are not the Securities other than the common stock subject to the registration rights agreement dated May 31, 2007 between the Company and the investors thereto, without the prior written consent of the holders of a majority of the outstanding principal under the Notes.

(s) Use of Logo. The Company shall grant each of the Buyers and its Affiliates permission to use the Company's name and logo in its or its Affiliate's marketing materials. Each of the Buyers or its Affiliate, as applicable, shall include a trademark attribution notice giving notice of the Company's ownership of its trademarks, trade name or brand, as applicable, in the marketing materials in which the Company's name and logo appear.

(t) Non-compete. There is no non-compete agreement or other similar commitment to which the Company or any of its Subsidiaries is a party that would impose restrictions upon any of the Buyers or its Affiliates.

(u) Appointment of Chief Financial Officer. The Company shall, as soon as reasonably practicable after the Closing, appoint a Chief Financial Officer with such knowledge, qualifications and skills as are appropriate and customary for such position.

(v) Engagement of PRC Counsel and Accounting Firm. At any time while the Notes are outstanding, the Company shall, in connection with any acquisition by the Company of US$5 million or more of securities or other assets (an "**Acquisition Transaction**"), engage (i) a nationally recognized PRC counsel and (ii) an internationally recognized accounting firm, to advise the Company and conduct customary due diligence investigation (which due diligence investigation shall be satisfactorily completed prior to closing of such Acquisition Transaction) in connection with such Acquisition Transaction, and the selection by the Company of such PRC counsel and accounting firm shall be subject to the reasonable approval of Goldman Sachs.

(w) Stockholder Approval. If the Common Stock is listed on a Trading Market (as defined in the Notes) other than the Principal Market (the "**New Principal Market**") and the issuance of the Conversion Shares as contemplated under the Transaction Documents would exceed that number of shares of Common Stock which the Company may issue without breaching the Company's obligations under the rules or regulations of the New Principal Market, then the Company shall obtain the approval of its stockholders as required by the applicable rules of the New Principal Market for issuances of the Conversion Shares in excess of such amount. At such time, the Company shall provide each stockholder entitled to vote at a special or annual meeting of stockholders of the Company (the "**Stockholder Meeting**"), which shall be promptly called and held not later than 75 days after the earlier of (i) the New Principal Market indication

of and (ii) the Company becoming aware of, any limitation imposed by the New Principal Market on the issuance of Conversion Shares (the "**Stockholder Meeting Deadline**"), a proxy statement, substantially in the form which has been previously reviewed by the Buyers and their counsel at the expense of the Company, soliciting each such stockholder's affirmative vote at the Stockholder Meeting for approval of resolutions providing for the Company's issuance of all of the Securities as described in the Transaction Documents in accordance with applicable law and the rules and regulations of the New Principal Market and such affirmative approval being referred to herein as the "**Stockholder Approval**"), and the Company shall use its reasonable best efforts to solicit its stockholders' approval of such resolutions and to cause the Board of Directors of the Company to recommend to the stockholders that they approve such resolutions. The Company shall be obligated to use its reasonable best efforts to obtain the Stockholder Approval by the Stockholder Meeting Deadline. If, despite the Company's reasonable best efforts the Stockholder Approval is not obtained on or prior to the Stockholder Meeting Deadline, the Company shall cause an additional Stockholder Meeting to be held every six (6) months thereafter until such Stockholder Approval is obtained or the Notes are no longer outstanding.

(x) Closing Documents. On or prior to four (4) Business Days after the Closing Date, the Company agrees to deliver, or cause to be delivered, to each Buyer and Roth Capital Partners, LLC executed copies of the Transaction Documents, Securities and any other document required to be delivered to any party pursuant to Section 7 hereof.

5. REGISTER; TRANSFER AGENT INSTRUCTIONS.

(a) Register. The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to each holder of Securities), a register for the Notes in which the Company shall record the name and address of the Person in whose name the Notes have been issued (including the name and address of each transferee), the principal amount of Notes held by such Person, and the number of Conversion Shares issuable upon conversion of the Notes. The Company shall keep the register open and available at all times during business hours for inspection of any Buyer or its legal representatives.

(b) Transfer Agent Instructions. The Company shall issue irrevocable instructions to its transfer agent, and any subsequent transfer agent, to issue certificates or credit shares to the applicable balance accounts at The Depository Trust Company ("**DTC**"), registered in the name of each Buyer or its respective nominee(s), for the Conversion Shares issued at the Closing or upon conversion of the Notes in such amounts as specified from time to time by each Buyer to the Company upon conversion of the Notes attached hereto (the "**Irrevocable Transfer Agent Instructions**"). The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5(b), and stop transfer instructions to give effect to Section 2(g) hereof, will be given by the Company to its transfer agent, and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the other Transaction Documents. If a Buyer effects a sale, assignment or transfer of the Securities in accordance with Section 2(f), the Company shall permit the transfer and shall promptly instruct its transfer agent to issue one or more certificates or credit shares to the applicable balance accounts at DTC in such name and in

such denominations as specified by such Buyer to effect such sale, transfer or assignment. In the event that such sale, assignment or transfer involves Conversion Shares sold, assigned or transferred pursuant to an effective registration statement or pursuant to Rule 144, the transfer agent shall issue such Securities to the Buyer, assignee or transferee, as the case may be, without any restrictive legend. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to a Buyer. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5(b) will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5(b), that a Buyer shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

6. CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

(a) Conditions Precedent to the Obligations of the Company to Sell Notes. The obligation of the Company hereunder to issue and sell the Notes to each Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion:

(i) Such Buyer shall have delivered its Buyers Deliverables in accordance with Section 1;

(ii) The representations and warranties of such Buyer shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and such Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Buyer at or prior to the Closing Date; and

(iii) This Agreement shall not have been terminated as to such Buyer in accordance with Section 8.

7. CONDITIONS TO EACH BUYER'S OBLIGATION TO PURCHASE.

(a) Conditions Precedent to the Obligations of each Buyer to Purchase Notes. The obligation of each Buyer hereunder to purchase the Notes at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for each Buyer's sole benefit and may be waived by such Buyer at any time in its sole discretion:

(i) The Company shall have executed and delivered the Company Deliverables in accordance with Section 1;

(ii) The representations and warranties of the Company shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all respects with the covenants, agreements and

conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date. Such Buyer shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the date hereof, to the foregoing effect and as to such other matters as may be reasonably requested by such Buyer in the form attached hereto as Exhibit F (the "Officer's Certificate").

(iii) The Company shall have delivered to such Buyer a letter from the Company's transfer agent certifying the number of shares of Common Stock outstanding as of a date within five days of the Closing Date.

(iv) The Common Stock (I) shall be designated for quotation or listed on the Principal Market and (II) shall not have been suspended, as of the Closing Date, by the SEC or the Principal Market from trading on the Principal Market nor shall suspension by the SEC or the Principal Market have been threatened, as of the Closing Date, either (A) in writing by the SEC or the Principal Market or (B) by falling below the minimum listing maintenance requirements of the Principal Market.

(v) The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Securities.

(vi) In accordance with the terms of the Pledge Agreements, the Company , Mr. Xu Hong Bin or the applicable Subsidiary shall have delivered to the Collateral Agent appropriate financing statements on Form UCC-1 to be duly filed in such office or offices as may be necessary or, in the opinion of the Collateral Agent, desirable to perfect the United States security interests purported to be created by each Pledge Agreement.

(vii) Within six (6) Business Days prior to the Closing, the Company shall have delivered or caused to be delivered to each Buyer certified copies of UCC search results, listing all effective financing statements which name as debtor the Company or any of its Subsidiaries to perfect an interest in any assets thereof, together with copies of such financing statements, none of which, except as otherwise agreed in writing by the Buyers, shall cover any of the Collateral (as defined in the Pledge Agreements) and the results of searches for any tax lien and judgment lien filed against such Person or its property, which results, except as otherwise agreed to in writing by the Buyers shall not show any such Liens (as defined in the Pledge Agreements).

(viii) Company shall have furnished each Buyer with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by such Buyer, and Buyer shall have completed its due diligence investigations of the Company, it Subsidiaries and Hutton to its satisfaction.

(ix) The Company shall have delivered to such Buyer such other documents relating to the transactions contemplated by this Agreement as such Buyer or its counsel may reasonably request.

(x) Since the date of this Agreement, no event or series of events shall have accrued that, individually or in the aggregate resulted in or could be reasonably be expected to result in a Material Adverse Effect.

(xi) There shall have been deposited not less than $30 million of the Purchase Price into an escrow account for the purchase of the Notes as of the Closing Date.

8. POST-CLOSING COVENANT. Within 45 days of Closing, Company shall deliver to each Buyer evidence of perfection of the security interests pledged pursuant to each of the Pledge Agreements, except for the PRC Pledge Agreement.

9. TERMINATION. In the event that the Closing shall not have occurred with respect to a Buyer on or before five (5) Business Days from the date hereof due to the Company's or such Buyer's failure to satisfy the conditions set forth in Sections 6 and 7 above (and the nonbreaching party's failure to waive such unsatisfied condition(s)), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party; provided, however, if this Agreement is terminated pursuant to this Section 8, the Company shall remain obligated to reimburse the non-breaching Buyers for the expenses described in Section 4(g) above.

10. MISCELLANEOUS.

(a) Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the city of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. **EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.**

(b) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become

effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

(c) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(e) Entire Agreement; Amendments. This Agreement and the other Transaction Documents supersede all other prior oral or written agreements between the Buyers, the Company, their affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement, the other Transaction Documents and the instruments referenced herein and therein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended or waived other than by an instrument in writing signed by the Company and the holders of at least a majority of the aggregate principal amount of the Notes issued and issuable hereunder, and any amendment to this Agreement made in conformity with the provisions of this Section 9(e) shall be binding on all Buyers and holders of Securities, as applicable. No such amendment shall be effective to the extent that it applies to less than all of the holders of the applicable Securities then outstanding. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration also is offered to all of the parties to the Transaction Documents, or holders of Securities, as the case may be. The Company has not, directly or indirectly, made any agreements with any Buyers relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents. Without limiting the foregoing, the Company confirms that, except as set forth in this Agreement, no Buyer has made any commitment or promise or has any other obligation to provide any financing to the Company or otherwise.

(f) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

China Water and Drinks Inc.
Unit 07, 6/F, Concordia Plaza,
1 Science Museum Road,
Tsimshatsui East, Kowloon,
Hong Kong
Attn: President
Facsimile: (852)2620-6528

With a copy to:

Loeb & Loeb LLP
345 Park Avenue
New York, New York 10154
Attn: Mitchell S. Nussbaum, Esq
Facsimile: (212) 407-4990

If to a Buyer, to its address and facsimile number set forth on the Schedule of Buyers, with copies to such Buyer's representatives as set forth on the Schedule of Buyers, or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

(g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Notes. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the holders of at least a majority of the aggregate principal amount of the Notes issued and issuable hereunder, including by way of a Fundamental Transaction (unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Notes). A Buyer may assign some or all of its rights hereunder without the consent of the Company, in which event such assignee shall be deemed to be a Buyer hereunder with respect to such assigned rights.

(h) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(i) Survival. Unless this Agreement is terminated under Section 8, the representations and warranties of the Company and the Buyers contained in Sections 2 and 3 and the agreements and covenants set forth in Sections 4, 5, 9 and 10 shall survive the Closing. Each

Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

(j) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k) Indemnification. In consideration of each Buyer's execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company's other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless each Buyer and each other holder of the Securities and all of their stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons' agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "**Indemnitees**") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "**Indemnified Liabilities**"), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby or (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities, (iii) any disclosure made by the Company or such Buyer pursuant to Section 4(i) or any failure to make such disclosure , or (iv) the status of such Buyer or holder of the Securities as an investor in the Company pursuant to the transactions contemplated by the Transaction Documents. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this Section 9(k) shall be the same as those set forth in Section 5 of the Registration Rights Agreement.

(l) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(m) Remedies. Each Buyer and each holder of the Securities shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which

such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, the Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under the Transaction Documents, any remedy at law may prove to be inadequate relief to the Buyers. The Company therefore agrees that the Buyers shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages and without posting a bond or other security.

(n) Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Buyer exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Buyer may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

(o) Payment Set Aside. To the extent that the Company makes a payment or payments to the Buyers hereunder or pursuant to any of the other Transaction Documents or the Buyers enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, foreign, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement had not occurred.

[Signature Page Follows]

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

COMPANY:

CHINA WATER AND DRINKS INC.

By: ______________________________

Name: Xu Hong Bin
Title: President

BUYERS:

GOLDMAN SACHS INTERNATIONAL

By: ______________________

Name: BUCK RATCHFORD

Title: MANAGING DIRECTOR

LIBERTY HARBOR MASTER FUND I, L.P.
By: Liberty Harbor I GP, LLC, its general partner

By: ______________________

Name: Brendan McGovern
Title: Vice President

Southwell Partners, L.P.
[Name of Buyer]

By: Wilson Jaeggli
Name: Wilson B. Jaeggli
Title: Managing Director

THE PINNACLE FUND, L.P.
By: Pinnacle Advisers, L.P., its general partner
By: Pinnacle Fund Management, LLC, its general partner

By: ____________________
Barry M. Kitt, its sole member

PINNACLE CHINA FUND, L.P.
By: Pinnacle China Advisers, L.P., its general partner
By: Pinnacle China Management, LLC, its general partner
By: Kitt China Management, LLC, its manager

By: ____________________
Barry M. Kitt, its manager

W estpark (apital. L.P.

By: ______________________
Nam : Patrick J. Bre n lan
Title : General Partn.

Atlas Allocation Fund, L[illegible]

[Name of Buyer] By: Atlas Capital Management, LP its G.P. By RHA, Inc. Its GP.

By: [signature]

Name: Robert H Alpert

Title: President

Hayman Capital Master Fund, L.P.

By: **Hayman Advisors, L.P.**, a Delaware limited partnership, its Managing General Partner

By: **Hayman Investments, LLC**, a Texas limited liability company, its General Partner

By: ______________________
J. Kyle Bass,
its Managing Member

SCHEDULE OF BUYERS

(1)	(2)	(3)	(4)	(5)	(6)
Buyer	**Address and Facsimile Number**	**Aggregate Principal Amount of Notes**	**Initial Number of Conversion Shares**	**Purchase Price**	**Legal Representative's Address and Facsimile Number**
Goldman Sachs International	Goldman Sachs International c/o Goldman Sachs (Asia) L.L.C. 68th Floor, Cheung Kong Center 2 Queen's Road Central Hong Kong Attention: Thian Chew Tel: (852) 2978-2238 Fax: (852) 2978-0450 Email: thian.chew@gs.com	$25,100,000.00	5,905,882	$4.25	Sullivan & Cromwell LLP 28th Floor Nine Queen's Road Central Hong Kong Attention: William Y. Chua, Esq. Tel: (852) 2826-8632 Fax: (852) 2522-2280 Email: chuaw@sullcrom.com
Liberty Harbor Master Fund I, L.P.	c/o Liberty Harbor I GP, LLC 1 New York Plaza New York, NY 10004 Attention: Jon Yoder T: 212-902-0328 F: jon.yoder@gs.com	$10,000,000.00	2,352,941	$4.25	
Southwell Partners, L.P.	Southwell Partners 1901 North Akard Street Dallas, TX 75201 Attn: Wilson Jaeggli T: 214-922-9696 F: 214-922-9699 wilson@southwellpartners.com	$4,000,000.00	941,176	$4.25	
The Pinnacle Fund, L.P.	c/o The Pinnacle Fund, L.P. 4965 Preston Park Blvd., Suite 240 Plano, TX 75093 Attn: Barry M. Kitt Tel: 972-985-2121 Fax: 972-985-2122 bk@pinnaclefund.com	$2,000,000.00	470,588	$4.25	Eric L. Cohen Winston & Strawn, LLP 200 Park Avenue, New York, NY 10166-4913 Tel: 212.294-3540 elcohen@winston.com www.winston.com

Pinnacle China Fund, L.P.	c/o Pinnacle China Fund, L.P. 4965 Preston Park Blvd., Suite 240 Plano, TX 75093 Attn: Barry M. Kitt Tel: 972-985-2121 Fax: 972-985-2122 bk@pinnaclechinafund.com	$2,000,000.00	470,588	$4.25	Eric L. Cohen Winston & Strawn, LLP 200 Park Avenue, New York, NY 10166-4913 Tel: 212.294-3540 elcohen@winston.com www.winston.com
Westpark Capital, L.P.	Westpark Capital, L.P. 4965 Preston Park Blvd, Suite 220 Plano, TX 75093 Attn: Patrick J. Brosnahan T: 972-985-2127 F: 972-985-2161 pat@westparkfund.com	$4,000,000.00	941,176	$4.25	
Atlas Allocation Fund, L.P.	Atlas Capital Management 100 Crescent Court, Suite 880 Dallas, TX 75201 Attn: Caryn Peeples T: 214-999-6082 F: 214-999-6095 Caryn@atlascap.net	$2,000,000.00	470,588	$4.25	
Hayman Capital Master Fund, L.P.	Hayman Capital Partners 2626 Cole Avenue, Suite 200 Dallas, TX 75204 Attn: Chris Kirkpatrick T: 214-646-8800 F: 214-347-8051 ck@haymancapital.com	$900,000.00	211,765	$4.25	

EXHIBITS

Exhibit A	Form of Notes
Exhibit B	Registration Rights Agreement
Exhibit C	Form of Pledge Agreements
Exhibit D	Form of Secretary's Certificate
Exhibit E	Form of Escrow Agreement
Exhibit F	Form of Officer's Certificate

SCHEDULES

Schedule 3(a)	Subsidiaries
Schedule 3(u)	Transactions with Affiliates
Schedule 3(v)	Equity Capitalization
Schedule 3(w)	Indebtedness